UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

New America Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-254243	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  3651 Lindell Rd., Ste D#138

Las Vegas, NV 89103

  (Address of Principal Executive Offices)

(800) 508-6149

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

New America Energy Corp. (the “Company”) entered into a membership interest purchase agreement (the “Purchase Agreement”) dated as of September 17, 2013 (the “Closing Date”) by and among the Company, Title King, LLC, a Georgia limited liability company (“Title King”) and the sole member of Title King (the “Unitholder”), pursuant to which the Company acquired 100% of the membership interests of Title King. The consideration for the Purchase Agreement includes the Company’s issuance of an aggregate of 50,000,000 shares of its common stock to the Unitholder. The Company, Title King and the Unitholder entered into that certain amended and restated membership interest purchase agreement (the “Amended and Restated Agreement”) on January 22, 2014, to the clarify that certain debt obligations of Title King have been assumed by the Company in accordance with the closing of the Purchase Agreement as of the Closing Date.

The description of the Purchase Agreement, as amended by the Amended and Restated Agreement, set forth above is qualified in its entirety by reference to the full text of the Amended and Restated Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jeffrey C. Canouse, the Chief Executive Officer of the Company, is the Unitholder and, accordingly, received certain consideration under the Amended and Restated Agreement. Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Membership Interest Purchase Agreement Among New America Energy Corp., Title King, LLC and the Sole Unitholder of Title King, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AMERICA ENERGY CORP.

Date: January 24, 2014	By:	/s/ Jeffrey M. Canouse
	Name:	Jeffrey M. Canouse
	Title:	Chief Executive Officer